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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 August 20, 2007
                       ----------------------------------
                        (Date of earliest event reported)


                       Syncronys Alternative Energy, Inc.
                          (formerly Syncronys Softcorp)
                      -------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                       000-25736              33-0653223
-------------------------------        -----------         -------------------
(State or other jurisdiction of        Commission           (I.R.S. Employer
incorporation or organization)         File Number         Identification No.)


                              4990 Hwy 22, Suite E
                              Mandeville, La 70471
                  --------------------------------------------
               (Address of principal offices, including Zip Code)


                                 (520) 603-6979
                              ---------------------
              (Registrant's telephone number, including area code)

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Item 5.02. Appointment of Directors and Officers

On July 2, 2007, Syncronys Alternative Energy, Inc. (formerly Syncronys Softcorp) entered into an agreement to acquire 100% of the common stock of two entities: Lectric Power Products, Inc., a Nevada corporation and Public Gas Company, a Nevada corporation. Lectric Power Products provides services and products to the wind and solar power generation industry in the US and abroad. Public Gas Company owns substantial natural gas reserves in Oklahoma.

The Company issued an acquisition payment of 299,852,584 restricted common shares to the private company shareholders of these two companies according to their distribution schedule, equal to 80% of the public company shares that would be outstanding after the acquisition.

Effective July 2, 2007 The Board of Directors of Syncronys Alternative Energy, Inc. appointed one new director to the Board who will serve on the Board until the next annual meeting or until a new Board is elected by the shareholders at an annual shareholder meeting for a new term. The new elected member of the Board is Donald Rex Gay. Sylvia Quintero, David Shorey and April Robertson resigned from the Board of Directors...

At the same meeting, the Board of Directors appointed Mr. Gay Chief Executive Officer, President, and Chairman of the Board of Directors of the company. Sylvia Quintero was appointed to the position of Secretary to the Board and David Shorey, CPA was appointed as Treasurer and Chief Financial Officer.

Mr. Gay, age 64, became involved in the digital imaging design and manufacturing business in 1984. In 1993 he formed RX Technology, Inc., became a publicly traded company, and has served as its president, chief executive officer and chairman until 2005. The company since merged with another company. Mr. Gay has been involved in the formation and growth of several entrepreneurial ventures, including founding Amtronics, Inc., Metairie, LA in 1984 and serving as its president and chief executive officer until 1993. In 1980 Mr. Gay founded Allied Health Services Personnel, Inc., a private medical staffing and Equipment Company and served as its president until 1984. In 1980, Mr. Gay received a certificate licensing him as a certified nurse anesthetist, from Charity Hospital School of Anesthesia. Mr. Gay earned his associate's degree in 1980 in applied sciences - registered nurse- and BA in health science. For four years Mr. Gay was in the U.S. Navy Medical Corps School at the Balboa Navy Hospital located in San Diego, CA.

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Mr. Shorey, a Certified Public Accountant, has an extensive experience with financial positions with public and private companies that spans 40 years. He has occupied executive positions with public companies since 1985 and has served as Chief Executive Officer and Chief financial Officer for a combined 25 years in five different public companies. During the ten year period ending in 1993 Mr. Shorey was engaged as an auditor of public entities with full peer review credentials. Mr. Shorey Resides in Tucson, Arizona.

Ms. Quintero has served as Chief Financial Officer and Director of a number of public companies over the past 15 years. She has an extensive financial background and holds a Bachelor of Science degree from the University of Arizona and an MBA from University of Phoenix.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Syncronys Alternative Energy, Inc.

By: s/s Donald Rex Gay
    ------------------------------
Donald Rex Gay, CEO
Date:   August 20, 2007